Exhibit 99.1

LETTER OF TRANSMITTAL

For Tender Of Any And All Outstanding

12 1/2% Senior Secured Notes Due 2012

of

BASELINE OIL & GAS CORP.

Pursuant to the Prospectus Dated                     , 2008

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW

YORK CITY TIME, ON                     , 2008, UNLESS EXTENDED (THE “EXPIRATION DATE”).

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK

By Mail: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—8 West New York, NY 10286 Attn: Corporate Trust Administrator	Confirm by Telephone: 212-815-6331	By Hand/Overnight Delivery: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—8 West New York, NY 10286 Attn : Randolph Holder

DELIVERY OF THIS LETTER OF TRANSMITTAL (“LETTER OF TRANSMITTAL”) TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

The undersigned hereby acknowledges receipt of the prospectus, dated                     , 2008, of Baseline Oil & Gas Corp., a Nevada corporation (the “Issuer”), which, together with this letter of transmittal, constitute the Issuer’s offer to exchange $1,000 principal amount of its 12 1/2% Senior Secured Notes due 2012 (the “Exchange Notes”), all of which have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of its outstanding 12 1/2% Senior Secured Notes due 2012 (the “Outstanding Notes”), of which $115,000,000 aggregate principal amount is outstanding.

IF YOU DESIRE TO EXCHANGE YOUR 12 1 /2% SENIOR SECURED NOTES DUE 2012 FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 12 1/2% SENIOR SECURED NOTES DUE 2012, YOU MUST VALIDLY TENDER (AND NOT VALIDLY WITHDRAW) YOUR NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW. PLEASE READ THE INSTRUCTIONS SET FORTH BELOW CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

This letter of transmittal is to be completed by holders of the Issuer’s Outstanding Notes either if certificates representing such notes are to be forwarded herewith or, unless an agent’s message is utilized, tenders of such notes are to be made by book-entry transfer to an account maintained by the exchange agent at The Depository Trust Company pursuant to the procedures set forth in the prospectus under the heading “The Exchange Offer—Book-Entry Transfer.”

The undersigned has completed, executed and delivered this letter of transmittal to indicate the action the undersigned desires to take with respect to the exchange offer.

Holders that are tendering by book-entry transfer to the exchange agent’s account at DTC can execute the tender through the DTC Automated Tender Offer Program, for which the exchange offer is eligible. DTC participants that are tendering pursuant to the exchange offer must transmit their acceptance through the

Automated Tender Offer Program to DTC, which will edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance.

In order to properly complete this letter of transmittal, a holder of Outstanding Notes must:

•	complete the box entitled “Description of Outstanding Senior Secured Notes,”

•	if appropriate, check and complete the boxes relating to guaranteed delivery, “Special Issuance Instructions” and “Special Delivery Instructions,”

•	sign the letter of transmittal, and

•	complete Substitute Form W-9, if applicable.

If a holder desires to tender notes pursuant to the exchange offer and (1) certificates representing such notes are not immediately available, (2) time will not permit this letter of transmittal, certificates representing such notes or other required documents to reach the exchange agent on or prior to the expiration date, or (3) the procedures for book-entry transfer (including delivery of an agent’s message) cannot be completed on or prior to the expiration date, such holder may nevertheless tender such notes with the effect that such tender will be deemed to have been received on or prior to the expiration date if the guaranteed delivery procedures described in the prospectus under “The Exchange Offer—Guaranteed Delivery Procedures” are followed. See Instruction 1 below.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS, AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL OR CHECKING ANY BOX BELOW.

The instructions included with this letter of transmittal must be followed. Questions and requests for assistance or for additional copies of the prospectus and this letter of transmittal, the Notice of Guaranteed Delivery and related documents may be directed to The Bank of New York, at the address and telephone number set forth on the cover page of this letter of transmittal. See instruction 9 below.

List below the Outstanding Notes to which this letter of transmittal relates. If the space provided is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this letter of transmittal. Tenders of Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples of $1,000.

DESCRIPTION OF OUTSTANDING SENIOR SECURED NOTES
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE FILL-IN)	CERTIFICATE NUMBER(S)*	AGGREGATE PRINCIPAL AMOUNT REPRESENTED**	PRINCIPAL AMOUNT TENDERED**

TOTAL PRINCIPAL AMOUNT OF OUTSTANDING SENIOR SECURED NOTES

*	Need not be completed by holders delivering by book-entry transfer (see below).

**	Unless otherwise indicated in the column “Principal Amount Tendered” and subject to the terms and conditions of the exchange offer, the holder will be deemed to have tendered the entire aggregate principal amount represented by each note listed above and delivered to the exchange agent. See Instruction 4.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE

COMPLETING THE BOXES BELOW

☐	CHECK HERE IF CERTIFICATES FOR TENDERED OUTSTANDING SENIOR SECURED NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED SENIOR SECURED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number with DTC:

Transaction Code Number:

☐	CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED SENIOR SECURED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):

Window Ticket Number(s) (if any):

Date of Execution of the Notice of Guaranteed Delivery:

Name of Eligible Institution that Guaranteed Delivery:

If delivered by Book-Entry Transfer, complete the following:

Name of Tendering Institution:

Account Number at DTC:

Transaction Code Number:

☐	CHECK HERE IF YOU ARE A BROKER-DEALER THAT ACQUIRED YOUR TENDERED NOTES FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the exchange offer, the undersigned hereby tenders to the Issuer the principal amount of Outstanding Notes described above. Subject to, and effective upon, the acceptance for exchange of the Outstanding Notes tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuer all right, title and interest in and to such Outstanding Notes.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the exchange agent also acts as the agent of the Issuer and as trustee under the indentures relating to the Outstanding Notes) with respect to such tendered notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the right of withdrawal described in the prospectus, to (1) deliver certificates representing such tendered notes, or transfer ownership of such notes, on the account books maintained by DTC, and to deliver all accompanying evidence of transfer and authenticity to, or upon the order of, the Issuer upon receipt by the exchange agent, as the undersigned’s agent, of the Exchange Notes to which the undersigned is entitled upon the acceptance by the Issuer of such Outstanding Notes for exchange pursuant to the exchange offer, (2) receive all benefits and otherwise to exercise all rights of beneficial ownership of such Outstanding Notes, all in accordance with the terms and conditions of the exchange offer, and (3) present such Outstanding Notes for transfer, and transfer such Outstanding Notes, on the relevant security register.

The undersigned hereby represents and warrants that the undersigned (1) owns the notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the Outstanding Notes and to acquire Exchange Notes issuable upon the exchange of such tendered notes, and that, when the same are accepted for exchange, the Issuer will acquire good, marketable and unencumbered title to the tendered notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or the Issuer to be necessary or desirable to complete the sale, exchange, assignment and transfer of tendered notes or to transfer ownership of such notes on the account books maintained by DTC. The undersigned has read and agrees to all of the terms of the exchange offer.

The undersigned understands that tenders of the Outstanding Notes pursuant to any one of the procedures described in the prospectus under the caption “The Exchange Offer—Procedures for Tendering” and in the instructions to this letter of transmittal will, upon the Issuer’s acceptance of the notes for exchange, constitute a binding agreement between the undersigned and the Issuer in accordance with the terms and subject to the conditions of the exchange offer.

The exchange offer is subject to the conditions set forth in the prospectus under the caption “The Exchange Offer—Conditions to the Exchange Offer.” The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by the Issuer) as more particularly set forth in the prospectus, the Issuer may not be required to exchange any of the Outstanding Notes tendered by this letter of transmittal and, in such event, the Outstanding Notes not exchanged will be returned to the undersigned at the address shown below the signature of the undersigned.

Unless a box under the heading “Special Issuance Instructions” is checked, by tendering Outstanding Notes and executing this letter of transmittal, the undersigned hereby represents and warrants that:

(i) the undersigned or any beneficial owner of the Outstanding Notes is acquiring the Exchange Notes in the ordinary course of business of the undersigned (or such other beneficial owner);

(ii) neither the undersigned nor any beneficial owner is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

(iii) neither the undersigned nor any beneficial owner has an arrangement or understanding with any person or entity to participate in a distribution of the Exchange Notes;

(iv) neither the undersigned nor any beneficial owner is an “affiliate” of the Issuer or the guarantor within the meaning of Rule 405 under the Securities Act of 1933 as amended (the “Securities Act”). Upon request by the Issuer, the undersigned or such beneficial owner will deliver to the Issuer a legal opinion confirming it is not such an affiliate;

(v) if the undersigned or any beneficial owner is a resident of the State of California, if falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations;

(vi) if the undersigned or any beneficial owner is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985;

(vii) the undersigned and each beneficial owner acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the exchange offer for the purpose of distributing the Exchange Notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in certain no-action letters;

(viii) the undersigned and each beneficial owner understands that a secondary resale transaction described in clause (vii) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Outstanding Notes or interests therein originally acquired by such holder directly from the Issuer should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC; and

(ix) the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations.

If the undersigned is a broker-dealer that will receive offered notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such offered notes, however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. If the undersigned is a broker-dealer and Outstanding Notes held for its own account were not acquired as a result of market-making or other trading activities, such Outstanding Notes cannot be exchange pursuant to the exchange offer.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Tendered Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on                     , 2008 or on such later date or time to which the Issuer may extend the exchange offer.

Unless otherwise indicated herein under the box entitled “Special Issuance Instructions” below, Exchange Notes, and Outstanding Notes not tendered or accepted for exchange, will be issued in the name of the undersigned. Similarly, unless otherwise indicated under the box entitled “Special Delivery Instructions” below, Exchange Notes, and Outstanding Notes not tendered or accepted for exchange, will be delivered to the undersigned at the address shown below the signature of the undersigned. In the case of a book-entry delivery of notes, the exchange agent will credit the account maintained by DTC with any notes not tendered. The undersigned recognizes that the Issuer has no obligation pursuant to the “Special Issuance Instructions” to transfer any Outstanding Notes from the name of the registered holder thereof if the Issuer does not accept for exchange any of the principal amount of such Outstanding Notes so tendered.

The Exchange Notes will bear interest from the most recent interest payment date to which interest has been paid on the Outstanding Notes. Interest on the Outstanding Notes accepted for exchange will cease to accrue upon the issuance of the Exchange Notes.

PLEASE SIGN HERE

(To Be Completed By All Tendering Holders

of Outstanding Notes)

This letter of transmittal must be signed by the registered holder(s) of Outstanding Notes exactly as their name(s) appear(s) on certificate(s) for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this letter of transmittal, including such opinions of counsel, certifications and other information as may be required by the Issuer or the trustee for the Outstanding Notes to comply with the restrictions on transfer applicable to the Outstanding Notes. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the exchange agent of such person’s authority to so act. See Instruction 5 below. If the signature appearing below is not of the registered holder(s) of the Outstanding Notes, then the registered holder(s) must sign a valid power of attorney.

X

X
Signature(s) of Holder(s) or Authorized Signatory

Dated: , 2008

Name(s):

Capacity

Address:

(Zip Code)

Area Code and Telephone No.:

GUARANTEE OF SIGNATURE(S)

(If required—see Instruction 2 and 5 below)

Certain Signatures Must be Guaranteed by a Signature Guarantor

(Name of Signature Guarantor Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Dated:                    , 2008

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 1, 4, 5 and 6)

To be completed ONLY if the Exchange Notes are to be issued in the name of someone other than the registered holder of the Outstanding Notes whose name(s) appear(s) above.

Issue New Securities to:

Name
(Please Print)

Address

(Include Zip Code)

Taxpayer Identification Number :

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 4, 5 and 6)

To be completed ONLY if Exchange Notes are to be sent to someone other than the registered holder of the Outstanding Notes whose name(s) appear(s) above, or to such registered holder(s) at an address other than that shown above.

Mail New Securities to:

Name
(Please Print)

Address

(Include Zip Code)

Taxpayer Identification Number:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1. DELIVERY OF LETTER OF TRANSMITTAL; GUARANTEED DELIVERY PROCEDURES. Timely confirmation of a book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC and, unless a tendering holder will become bound by the terms and conditions hereof in accordance with DTC’s ATOP procedures, this Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, must be received by the Exchange Agent at one of its addresses set forth herein on or prior to the Expiration Date.

Holders who wish to tender their Outstanding Notes who cannot complete the procedures for delivery by book-entry transfer on a timely basis, may tender their Outstanding Notes by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in “Description of the Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus. Pursuant to such procedures:

•	such tender must be made by or through an Eligible Institution (as defined below),

•

a properly completed and duly executed Letter of Transmittal (or facsimile) thereof and Notice of Guaranteed Delivery, substantially in the form made available by the Company, must be received by the Exchange Agent on or prior to the Expiration Date, and

•

book-entry confirmation (as defined in the Prospectus) representing all tendered Outstanding Notes, in proper form for transfer, must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution (defined below) in the form set forth in such Notice. For Outstanding Notes to be properly tendered pursuant to the guaranteed delivery procedure, the Exchange Agent must receive a Notice of Guaranteed Delivery on or prior to the Expiration Date. As used herein and in the Prospectus, “Eligible Institution” means a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS AT THE ELECTION AND RISK OF THE TENDERING HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE ISSUER.

The Issuer will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of a Letter of Transmittal (or an Agent’s Message in lieu thereof) waives any right to receive any notice of the acceptance of such tender.

2. GUARANTEE OF SIGNATURES. No signature guarantee on this Letter of Transmittal is required if:

•

this Letter of Transmittal is signed by the registered holder (which term, for purposes of this document, shall include any participant in DTC whose name appears on a security position listing as the owner of the Outstanding Notes) of Outstanding Notes tendered herewith, unless such holder(s) has completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” above, or

•	such Outstanding Notes are tendered for the account of a firm that is an Eligible Institution.

In all other cases, an Eligible Institution must guarantee the signature(s) on this Letter of Transmittal. See Instruction 5.

3. WITHDRAWAL RIGHTS. Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time on or prior to the Expiration Date. In order for a withdrawal to be effective on or prior to that time, a written notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth above or in the Prospectus on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Outstanding Notes to be withdrawn and identify the Outstanding Notes to be withdrawn (including the principal amount of such Outstanding Notes). Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Outstanding Notes and otherwise comply with the procedures of such facility. Outstanding Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any time on or prior to the expiration date by following one of the procedures described in the Prospectus under “Description of the Exchange Offer—Procedures for Tendering”.

All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be credited to the account specified herein maintained with DTC from which such Outstanding Notes were received as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer.

4. PARTIAL TENDERS. Tenders of notes pursuant to the exchange offer will be accepted only in principal amounts equal to $1,000 or integral multiples of $1,000. If less than the entire principal amount of any notes evidenced by a submitted certificate is tendered, the tendering holder must fill in the principal amount tendered in the last column of the box entitled “Description of Outstanding Senior Secured Notes” herein. The entire principal amount represented by the certificates for all notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all notes held by the holder is not tendered, new certificates for the principal amount of notes not tendered and Exchange Notes issued in exchange for any notes tendered and accepted will be sent (or, if tendered by book-entry transfer, returned by credit to the account at DTC designated herein) to the holder unless otherwise provided in the appropriate box on this letter of transmittal (see Instruction 6), as soon as practicable following the expiration date.

5. SIGNATURES ON LETTER OF TRANSMITTAL, ASSIGNMENTS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the Outstanding Notes tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Outstanding Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If this Letter of Transmittal or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of such persons’ authority to so act must be submitted.

6. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Tendering holders should indicate in the applicable box or boxes the name and address to which notes for principal amounts not tendered or Exchange Notes exchanged for Outstanding Notes in connection with the exchange offer are to be issued or sent, if different from the name and address of the holder signing this letter of transmittal. In the case of issuance in a different name, the taxpayer-identification number of the person named must also be indicated. Holders tendering by book-entry transfer may request that Outstanding Notes not exchanged be credited to such accounted maintained at DTC as such holder may designate. If no instructions are given, notes not tendered will be returned to the registered holder of the notes tendered. For holders of notes tendered by book-entry transfer, notes not tendered will be returned by crediting the account at DTC designated above.

7. IRREGULARITIES. The Issuer will determine, in its sole discretion, all questions as to the form, validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Outstanding Notes, which determination shall be final and binding. The Issuer reserves the absolute right to reject any and all tenders of any particular Outstanding Notes not properly tendered or to not accept any particular Outstanding Notes which acceptance might, in the judgment of the Issuer or its counsel, be unlawful. The Issuer also reserves the absolute right, in its sole discretion, to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Outstanding Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Outstanding Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Outstanding Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuer shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tender of Outstanding Notes for exchange must be cured within such reasonable period of time as the Issuer shall determine. Neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Outstanding Notes for exchange, nor shall any of them incur any liability for failure to give such notification. None of the Issuer, any of its affiliates, the exchange agent or any other person will be under any duty to give notification of any defects or irregularities in such tenders or will incur any liability to holders for failure to give such notification.

8. TRANSFER TAXES. Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection therewith except that holders who instruct the Company to register Exchange Notes in the name of, or request that Outstanding Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the tendering holder will be responsible for the payment of any applicable transfer tax thereon. If satisfactory evidence of payment of the transfer taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes may be billed directly to the tendering holder.

9. MUTILATED, LOST, STOLEN OR DESTROYED OUTSTANDING NOTES. If any certificate representing Outstanding Notes has been mutilated, lost, stolen or destroyed, the holder should promptly contact the exchange agent at the address indicated above. The holder will then be instructed as to the steps that must be taken in order to replace the certificate. This letter of transmittal and related documents cannot be processed until the procedures for replacing mutilated, lost, stolen or destroyed certificates have been followed.

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF (TOGETHER WITH CERTIFICATES FOR OUTSTANDING NOTES OR A BOOK ENTRY-CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE.